UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2010 (September 27, 2010)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code:

__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On September 27, 2010, Yayi International Inc. (the “Company”) entered into a securities purchase agreement with 119 U.S. accredit investors (the “Investors”) and Euro Pacific Capital, Inc. (“Euro Pacific”), as representative of the Investors (the “Securities Purchase Agreement”), pursuant to which the Company issued and sold to the Investors 892 units at a purchase price of $10,000 per unit, resulting in gross proceeds of $8.92 million to the Company (the “Private Placement”). Each unit consists of a three-year, 9% convertible promissory note in the principal amount of $10,000 (the “Note”) and a three-year Series F common stock purchase warrant (the “Series F Warrant”) to purchase 1,250 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $2.50 per share.

The Notes are payable at an interest rate of 9% per annum, payable semiannually in arrears on the last day of the first and third calendar quarters (i.e., March 31 and September 30) commencing March 31, 2011 and mature on September 26, 2013 (the “Maturity Date”). Except for the secured Indebtedness (as defined in the Note) of the Company and its subsidiaries in existence on September 27, 2010, the obligations of the Company under the Notes will rank senior with respect to all existing indebtedness of the Company as of September 27, 2010 and to any and all Indebtedness incurred thereafter. The Notes are also convertible into shares of Common Stock at any time prior to the Maturity Date at $2.00 per share, which conversion price is subject to weighted average and other customary anti-dilution protections. At any time after September 26, 2011, the Company may redeem all but not less than all of the outstanding principal amount of any Note by payment of 108% of the outstanding principal amount of the Note, together with accrued but unpaid interest.

The Notes contain customary affirmative and negative covenants that, among other things, limit the ability of the Company to:

  incur certain kinds of indebtedness;
  loan certain amounts of money or property to or invest in any person or entity;
  pay dividends or make any other distribution on shares of the capital stock of the Company;
  assume lien on any of its property or assets;
  assume guarantees;
  engage in sale and leaseback transactions;
  make capital expenditure in excess of $5,000,000 in any fiscal year;
  materially alter the nature of the Company’s business;
  sell or otherwise dispose of any subsidiary or allow a subsidiary to issue additional shares of its capital stock;
  effect a consolidation, merger or disposition of all or substantially all of the assets of the Company; and
  conduct transactions with its affiliates.

The Notes also contain customary events of default, upon which the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

The Series F Warrants issued in connection with the Private Placement entitle the Investors to purchase an aggregate of 1,115,000 shares of Common Stock at an initial exercise of $2.50 per share, which exercise price is subject to the customary weighted average and stock based anti-dilution protection. The Series F Warrants may be exercised in a cash or cashless way at any time upon the election of the holders until September 26, 2013.

Euro Pacific acted as the sole placement agent of the Private Placement. Euro Pacific received from the Company a cash commission of $713,600, which is equal to 8% of the gross proceeds of the financing. In addition, the Company issued Series F Warrants to the designees of Euro Pacific to purchase an aggregate of 312,200 shares of Common Stock of the Company at an exercise price of $2.50 per share, as partial compensation for services provided by them in connection with the Private Placement.

Make Good Escrow Agreement

On September 27, 2010, the Company, a major shareholder of the Company, Global Rock Stone Industrial Ltd (the “Make Good Pledgor”), Euro Pacific and Escrow, LLC, as escrow agent (“Escrow Agent”) entered into a make good escrow agreement (the “Make Good Escrow Agreement”). Pursuant to the Make Good Escrow Agreement, the Make Good Pledgor agreed to place a total of 669,000 shares of Common Stock held by it, which is equal to 15% of the amount of shares of Common Stock issuable upon conversion of the Notes (the “Make Good Shares”) into escrow to secure certain make good obligations of the Company. In the event that the combined net sales of the Company of both of the fiscal years ending March 31, 2011 and 2012 is less than $125 million, the Make Good Pledgor will transfer the Make Good Shares to the Investors, on a pro rata basis, for no additional consideration.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, the Company granted  registration rights to holders of registrable securities, which include (i) the shares of Common Stock issuable upon the conversion of the Notes, (ii) the Make Good Shares, as applicable, (iii) the shares of Common Stock issuable upon the exercise of Series F Warrants issued to the Investors and Euro Pacific, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i) – (iii) above.

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-1 (the “Registration Statement”) within 30 days after the closing of the Private Placement (the “Closing”) and cause the Registration Statement to be declared effective by the Securities and Exchange Commission with 180 days after the Closing. The Company may be subject to liquidated damages in an amount up to 8% of the aggregate investment amount paid by the Investors in the Private Placement if it is unable to file, obtain and maintain effectiveness of the Registration Statement as required by the Registration Rights Agreement.

Closing Escrow Agreement

On September 27, 2010, the Company also entered into a closing escrow agreement with Euro Pacific and the Escrow Agent (the “Closing Escrow Agreement”), pursuant to which, among other things, the Company has placed a certain amount of cash received from the Private Placement (the “Holdback Amount”) with the Escrow Agent, which is sufficient to satisfy the payment to the Investors of one semiannual interest payment due on the aggregate principal amount of all Notes issued in the Private Placement, which includes accrued interest due on the principal amount of the Notes from September 27, 2010 through March 31, 2011. If, an Event of Default (as defined in the Notes) is declared by Euro Pacific with respect to a failure by the Company to make a semiannual interest payment to the Investors in accordance with the Notes, the Escrow Agent will disburse a certain portion of the Holdback Amount to the Investors, and within 30 days following the disbursement, the Company will deposit an additional amount equal to the Holdback Amount with the Escrow Agent to be retained and disbursed. On the Maturity Date or at any time prior to the Maturity Date when 75% of all Notes have been converted, all remaining funds of the Holdback Amount will be disbursed to the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Notes, Series F Warrants, Securities Purchase Agreement, Make Good Escrow Agreement, Registration Rights Agreement and the Closing Escrow Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively.

ITEM 3.02.      UNREGISTERED SALES OF EQUITY SECURITIES.

The information pertaining to the Notes and Series F Warrants issued in connection with the Private Placement in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The issuance of these securities pursuant to the Securities Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company issued the Notes and Series F Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the securities.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

4.1	Form of 9% Convertible Promissory Note

4.2	Form of Series F Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors

10.2	Make Good Escrow Agreement, dated September 27, 2010, by and among the Company, Global Rock Stone Industrial Ltd, Euro Pacific Capital, Inc. and Escrow, LLC

10.3	Form of Registration Rights Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors

10.4	Closing Escrow Agreement, dated September 27, 2010, by and among the Company, Euro Pacific Capital, Inc. and Escrow, LLC.

99.1	Press Release, dated September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: October 1, 2010

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 9% Convertible Promissory Note

4.2	Form of Series F Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors

10.2	Make Good Escrow Agreement, dated September 27, 2010, by and among the Company, Global Rock Stone Industrial Ltd, Euro Pacific Capital, Inc. and Escrow, LLC

10.3	Form of Registration Rights Agreement, dated September 27, 2010, by and among the Company, the Investors and Euro Pacific Capital, Inc. as representative of the Investors

10.4	Closing Escrow Agreement, dated September 27, 2010, by and among the Company, Euro Pacific Capital, Inc. and Escrow, LLC.

99.1	Press Release, dated September 28, 2010